                                                       Registration No. 33-59991
--------------------------------------------------------------------------------

                         SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C. 20549
                      ---------------------------------------
                                      FORM S-8
                            REGISTRATION STATEMENT UNDER
                             THE SECURITIES ACT OF 1933

                            HARRAH'S ENTERTAINMENT, INC.
               (Exact name of registrant as specified in its charter)

          DELAWARE                                             62-1411755
(State or other jurisdiction of                              (I.R.S. Employer
incorporation or organization)                              Identification No.)

                                  1023 Cherry Road
                              Memphis, Tennessee 38117
                      (Address of Principal Executive Offices)

                HARRAH'S ENTERTAINMENT, INC. 1990 STOCK OPTION PLAN
                              (Full title of the plan)

                                E. O. Robinson, Jr.
                     Senior Vice President and General Counsel
                        1023 Cherry Road, Memphis, TN 38117
                                   (901) 762-8600
             (Name, address, including zip code, and telephone number,
                     including area code of agent for service)

                          CALCULATION OF REGISTRATION FEE


========================================================================================================
Title of Securities to be     Amount to be     Proposed            Proposed               Amount of
Registered                    Registered       Maximum             Maximum                Registration
                              (1)              Offering Price      Aggregate              Fee
                                               Per Share (2)       Offering Price (2)
--------------------------------------------------------------------------------------------------------
Common stock, par value        3,500,000          $25.4688          $89,140,800           $26,296.54
$0.10 per share
========================================================================================================


(1) Harrah's Entertainment, Inc. 1990 Stock Option Plan, as amended, (the "Plan") authorizes the issuance of a maximum of 10,700,000 including the 3,500,000 shares being registered hereby) of Common Stock of Harrah's Entertainment, Inc. (the "Company"), plus reissuances of cancelled shares and adjustments to shares to account for any dividend or other distribution (whether in the form of cash, Common Stock, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Common Stock or other securities of the Company, issuance of warrants to purchase Common Stock or other securities of the Company, or other similar transaction or event.
(2) For purposes of computing the registration fee only, pursuant to Rule 457(h), the Proposed Maximum Offering Price Per Share is based upon the average of the high and low prices reported on the New York Stock Exchange on May 5, 1998.

                                     STATEMENT
                                     ---------


     Harrah's Entertainment, Inc. (the "Company") has amended the Harrah's Entertainment, Inc. 1990 Stock Option Plan (the "Plan"), by increasing the number of shares in the Plan by an additional 3,500,000 shares. The Company has also extended the expiration date of the Plan to February 25, 2008.

     The contents of the earlier Registration Statement, file number 33-59991, are incorporated herein by reference.



Item 8.   Exhibits
          --------

Exhibit No.              Description
-----------              -----------

*EX-4.1 Amendment to Harrah's Entertainment, Inc. 1990 Stock Option Plan effective May 1, 1998.

*EX-4.2 Amendment to Harrah's Entertainment, Inc. 1990 Stock Option Plan effective April 30, 1998.

*EX-5 Opinion of E. O. Robinson, Jr. as to the legality of the securities being registered hereby.

*EX-23.1       Consent of E. O. Robinson, Jr. (included as part of Exhibit 5).

*EX-23.2 Consent of Arthur Andersen LLP, independent certified public accountants.

*EX-24         Power of Attorney (incorporated into the signature pages hereof).

-----------
*  Filed herewith.

                                     Signatures
                                     ----------



     Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Memphis, State of Tennessee, on May 12, 1998.



                                   HARRAH'S ENTERTAINMENT, INC.



                                   By:  E. O. ROBINSON, JR.
                                        -----------------------------------
                                        E. O. Robinson, Jr.
                                        Senior Vice President and
                                           General Counsel

                                 POWER OF ATTORNEY
                                 -----------------


     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below, hereby constitutes and appoints Philip G. Satre, Colin V. Reed, and
E. O. Robinson, Jr. and each of them, either one of whom may act without joinder of the other, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all pre- and post-effective amendments to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and conforming all that said attorneys-in-fact and agents, and each of them, or the substitute or substitutes of any or all of them, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Exchange Act of 1933, this Registration Statement has been signed below by the following persons in their capacities and on the dates indicated.

     Signature                     Title                         Date
     ---------                     -----                         ----

  SUSAN CLARK-JOHNSON              Director                 May 12, 1998
-------------------------
  (Susan Clark-Johnson)


  JAMES B. FARLEY                  Director                 May 12, 1998
-------------------------
  (James B. Farley)


  JOE M. HENSON                    Director                 May 12, 1998
-------------------------
  (Joe M. Henson)


  RALPH HORN                       Director                 May 12, 1998
-------------------------
  (Ralph Horn)

     Signature                     Title                         Date
     ---------                     -----                         ----

  R. BRAD MARTIN                   Director                 May 12, 1998
-------------------------
  (R. Brad Martin)


  WALTER J. SALMON                 Director                 May 12, 1998
-------------------------
  (Walter J. Salmon)


  PHILIP G. SATRE                  Director, Chairman,      May 12, 1998
-------------------------          President and Chief
  (Philip G. Satre)                Executive Officer


  BOAKE A. SELLS                   Director                 May 12, 1998
-------------------------
  (Boake A. Sells)


  EDDIE N. WILLIAMS                Director                 May 12, 1998
-------------------------
  (Eddie N. Williams)


  COLIN V. REED                    Chief Financial          May 12, 1998
-------------------------          Officer
  (Colin V. Reed)


  JUDY T. WORMSER                  Controller and           May 12, 1998
-------------------------          Principal Accounting
  (Judy T. Wormser)                Officer

                                   EXHIBIT INDEX
                                   -------------


Exhibit No.              Description                        Sequential Page No.
-----------              -----------                        -------------------

*EX-4.1             Amendment to Harrah's                             7
                    Entertainment, Inc. 1990
                    Stock Option Plan effective
                    May 1, 1998.

*EX-4.2             Amendment to Harrah's                             9
                    Entertainment, Inc. 1990
                    Stock Option Plan effective
                    April 30, 1998.


*EX-5               Opinion of E. O. Robinson, Jr.                    10
                    as to the legality of the
                    securities being registered hereby.

*EX-23.1            Consent of E. O. Robinson, Jr.                    10
                    (included as part of Exhibit 5).

*EX-23.2            Consent of Arthur Andersen LLP,                   11
                    independent certified public
                    accountants.

*EX-24              Power of Attorney (incorporated                   4
                    into the signature pages hereof).


--------
* Filed herewith.